UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2015

STAAR Surgical Company
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Although STAAR Surgical Company’s (the “Company”) audited consolidated financial statements for the year ended January 2, 2015 are not yet complete, the Company anticipates reporting revenue for the fourth quarter and full year ended January 2, 2015 of approximately $16.6 million and $75.0 million, respectively. The fourth quarter and full year results are below expectations in part due to a negative impact of approximately $0.6 million from currency, and a combination of orders which the Company was unable to fill by year-end and the timing of an order received from a large international distributor, totaling approximately $2.0 million. While this order will be booked in the first quarter of 2015, the Company does not have sufficient visibility regarding first quarter of 2015 anticipated revenue. The Company will review its financial performance when it reports final results for the fourth quarter and full year ended January 2, 2015 after the financial results are finalized and audited. The results are currently expected to be reported the week beginning February 23.

BDO USA, LLP, the Company’s independent registered certified public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the Company’s anticipated total revenue for the fourth quarter and full year ended January 2, 2015. Accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect to this information. The Company’s anticipated revenue for the fourth quarter or the full year ended January 2, 2015 should not be viewed as a substitute for its consolidated financial statements and related notes prepared in accordance with GAAP or as a complete measure of the Company’s operating performance.

Forward Looking Statements:

The financial information set forth in this Form 8-K reflects the management’s current preliminary revenue estimates based on its internal reporting, is subject to the completion of its audit process, and is subject to change. The Company’s fourth quarter and full year 2014 results could differ materially from the preliminary estimates provided in this Form 8-K, which are subject to revision based on the completion of the accounting and financial reporting processes necessary to finalize the Company’s consolidated financial statements as of and for the year ended January 2, 2015. The Company undertakes no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

The statements in this release relating to the Company’s expected revenue and the reasons for these results are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially. This information should be read in conjunction with the Company’s consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 3, 2014, as well as in the Company’s subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission and available in the “Investor Information” section of the Company's website under the heading “SEC Filings.” Furthermore, the Company’s anticipated revenue for the fourth quarter or the full year ended January 2, 2015 is not necessarily indicative of the operating performance of the Company for any future period and investors are cautioned not to place undue reliance on this information.

The information in this report is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

January 27, 2015	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer